Exhibit 99.2

Consolidated Financial Statements (Unaudited) CF CoreVest Holdings II LLC and Subsidiaries For the Nine Months Ended September 30, 2019 and 2018

CF CoreVest Holdings II LLC and Subsidiaries

Consolidated Financial Statements (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

CF CoreVest Holdings II LLC and Subsidiaries

Consolidated Balance Sheets (Unaudited)

As of September 30, 2019 and December 31, 2018

(In Thousands)

	September 30, 2019	December 31, 2018
ASSETS
Loans held for investment, at fair value	$376,190	$453,171
Cash	148	35
Restricted cash	17,905	17,921
Receivables	1,826	2,281
Related party receivable	-	14
Other assets, net	40	40
Total assets	$396,109	$473,462
LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Secured notes, at fair value	$332,358	$406,837
Accounts payable and accrued expenses	1,926	1,780
Other liabilities	17,905	17,921
Related party payable	220	-
Total liabilities	352,409	426,538
Equity:
Members' equity	43,700	46,924
Total liabilities and equity	$396,109	$473,462

See Notes to Consolidated Financial Statements

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CF CoreVest Holdings II LLC & Subsidiaries

Consolidated Statements of Operations (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In thousands)

	Nine Months Ended September 30,
	2019	2018
Revenue
Interest income	$17,854	$25,334
Interest expense	10,249	13,618
Net interest income	7,605	11,716
Other fees	2,628	6,239
Total revenue	10,233	17,955

Expenses
Management fees	962	3,462
Loan servicing	980	1,210
General and administrative	211	745
Total expense	2,153	5,417

Other income (expense)
Net unrealized loss	(2,566)	(8,570)
Total other income (expense)	(2,566)	(8,570)

Net income	$5,514	$3,968

See Notes to Consolidated Financial Statements

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CF CoreVest Holdings II LLC and Subsidiaries

Consolidated Statements of Equity (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In thousands)

Balance at December 31, 2017	$58,559
Distributions	(13,105)
Net income	3,968
Balance at September 30, 2018	$49,422

Balance at December 31, 2018	$46,924
Distributions	(8,738)
Net income	5,514
Balance at September 30, 2019	$43,700

See Notes to Consolidated Financial Statements

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CF CoreVest Holdings II LLC and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$5,514	$3,968
Adjustments to reconcile net income to net cash provided by operating activities:
Net unrealized loss	2,566	8,570
Net change in:
Receivables	651	440
Other assets	-	19
Related party receivable	14	-
Accounts payable and accrued expenses	(102)	(337)
Other liabilities	(16)	1,153
Related party payable	220	(826)
Net cash provided by operating activities	8,847	12,987
Cash Flows From Investing Activities:
Repayments of principal on loans receivable	80,200	82,503
Net proceeds from sale of real estate owned	-	2,429
Net cash provided by investing activities	80,200	84,932
Cash Flows From Financing Activities:
Repayments of secured financing	(80,212)	(84,932)
Distributions to members	(8,738)	(13,105)
Net cash used in financing activities	(88,950)	(98,037)
Net increase (decrease) in cash and restricted cash	97	(118)
Cash and restricted cash at beginning of period	17,956	22,461
Cash and restricted cash at end of period	$18,053	$22,343

Supplemental Cash Flow Information:
Cash paid during the period for interest	$10,429	$13,805
Supplemental Noncash Information:
Repayments of principal on loans receivable due to servicer	$102	$57
Reconciliation of Cash and Restricted Cash to Balance Sheet:
Cash	$148	$27
Restricted cash	17,905	22,316
Total cash and restricted cash	$18,053	$22,343

See Notes to Consolidated Financial Statements

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CF CoreVest Holdings II LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

1.	ORGANIZATION

CF CoreVest Holdings II LLC (the “Company”), a Delaware limited liability company, was formed on May 31, 2017. On July 17, 2017, the Company was capitalized by contributions from its members and acquired a portfolio of term loans collateralized by single family residential real estate, along with related securitization debt and other assets and liabilities.

The Company is managed and advised by CoreVest American Finance Lender LLC (“CAFL”), a Delaware limited liability company and wholly owned subsidiary of CF CoreVest Holdings I, an affiliate. CAFL provides all management and advisory functions for the Company, such as day-to-day operations and all strategic initiatives, in exchange for management fees.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’) for interim financial information as prescribed by the Financial Accounting Standards Board’s (‘‘FASB’’) Accounting Standards Codification (‘‘ASC’’). The consolidated financial statements, including these notes, are unaudited and exclude certain disclosures required in annual financial statements. Management believes it has made all necessary adjustments (consisting of only normal recurring items) for a fair presentation of the consolidated financial statements. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates.

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2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Consolidation

The Company consolidates entities in which it retains a controlling financial interest or entities that meet the definition of a variable interest entity (“VIE”) for which the Company is the primary beneficiary. In performing its analysis of whether an entity is a VIE, the Company considers whether (i) the entity has sufficient equity to finance its activities without subordinated financial support; (ii) the equity holders of the entity have the characteristics of a controlling financial interest, including the power, through voting or similar rights, to direct the activities of the entity that most significantly affect its economic performance; or (iii) the entity is established with non-substantive voting rights and conducts substantially all of its activities on behalf of the equity holder with disproportionately few voting rights. In performing its analysis of whether it is the primary beneficiary, the Company considers whether it individually has the power to direct the activities of the VIE that most significantly affect its economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The determination of whether an entity is a VIE, and whether the Company is the primary beneficiary, which is performed at initial investment and each reporting period thereafter, involves significant judgments, including the determination of which activities most significantly affect the entities’ economic performance, estimates about the current and future fair values and economic performance of assets held by the VIE, and general market conditions.

As more fully described in Note 5, the loans acquired by the Company were securitized in three separate transactions in October 2015, May 2016 and November 2016. In each securitization transaction, loans originated or acquired by Colony American Finance, LLC (“CAF”) were transferred into trusts that issued and sold pass-through certificates approximating the principal amount of the notes. The trusts were determined to be VIEs as they did not have sufficient equity to finance their activities without subordinated financial support. CAF, as the sponsor, retained beneficial interests in the securitization vehicles in the form of subordinate securities. A third party was appointed to act as special servicer of the underlying collateral mortgage loans. The special servicer has the power to direct activities during the loan workout process on defaulted and delinquent loans as permitted by the underlying contractual agreements, which is subject to the consent of the Company, as the controlling class representative or directing holder who, under certain circumstances, has the right to unilaterally remove the special servicer. Because the Company’s rights as the directing holder and controlling class representative provide it with the ability to direct activities that most significantly impact the economic performance of the VIEs, including responsibility over decisions related to loan modifications and workouts, the Company is deemed to be the primary beneficiary of the VIEs and consolidates securitization vehicles. Substantially all of the Company’s assets and liabilities are comprised of assets and liabilities of the consolidated securitization vehicles. The Company’s exposure to the obligations of the securitization vehicles is generally limited to its investments in the retained beneficial interests of the VIEs, valued at approximately $43.7 million and $46.3 million as of September 30, 2019 and December 31, 2018, respectively.

The Company has elected the fair value option for the loans held for investment and related secured notes of each consolidated securitization vehicle. Accordingly, the Company has also elected the measurement alternative for consolidated collateralized financing entities, which permits it to measure the financial assets and financial liabilities of the consolidated securitization trusts using the more observable of the fair value of the financial assets or the fair value of the financial liabilities. The Company has determined that the fair value of the financial liabilities is more observable. Accordingly, the secured notes of each consolidated securitization vehicle are measured at fair value and the loans held for investment are measured in consolidation as the sum of (i) the fair value of the related secured notes plus (ii) the fair value of the beneficial interests retained by the Company. The Company’s fair value measurements and related disclosures are more fully described in Note 6.

If a legal entity fails to meet any of the three characteristics of a VIE, the Company then evaluates such entity under the voting model. Under the voting model, the Company consolidates the entity if it determines that the Company, directly or indirectly, has greater than 50% of the voting shares and that other equity holders do not have substantive participating rights. If the Company has a variable interest in a VIE but is not the primary beneficiary, or if the Company has the ability to exercise significant influence over a voting interest entity but does not have control, the Company accounts for its investment using the equity method of accounting.

Fair Value Option

Upon certain specified events, including the acquisition of certain eligible financial assets and financial liabilities, GAAP provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for such eligible assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported as a component of net income or loss. The decision to elect the fair value option is determined on an instrument by instrument basis and must be applied to an entire instrument and is irrevocable once elected. Assets and liabilities measured at fair value pursuant to this guidance are required to be reported separately in the consolidated balance sheet from those instruments using another accounting method.

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2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has elected the fair value option for the loans held for investment and related secured notes of its consolidated VIEs in order to mitigate accounting mismatches that may arise between the values of the securitized assets and related liabilities, which are generally recourse only to the securitized assets. The Company has not elected the fair value option for any other financial instruments, which are carried at cost with fair value disclosed where reasonably estimable (see Note 6).

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents. The Company did not have any cash equivalents at September 30, 2019 and December 31, 2018. The Company maintains its cash accounts in commercial banks. At various times during the year, the Company had deposits in excess of federally insured limits.

Restricted Cash

Restricted cash includes escrow deposits from borrowers for various purposes, including property taxes, insurance, replacement reserves and interest reserves, with a corresponding liability.

Loans Held for Investment

Loans that the Company has the intent and ability to hold for the foreseeable future are classified as held for investment. Interest income on performing loans is recognized based upon the contractual terms and outstanding principal balance of the loans. Since the Company has elected the fair value option, origination fees and direct loan costs are recorded directly in income and are not deferred. When a loan is prepaid, prepayment fees or yield maintenance fees and any excess of proceeds over the carrying amount of the loan are recognized as a component of other income in the consolidated statement of operations. For the nine months ended September 30, 2019 and 2018, the Company received fees of approximately $2.6 million and $6.2 million, respectively.

Past Due Loans

The Company places loans on nonaccrual status when any portion of principal or interest is more than 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company reverses the accrual for unpaid interest and does not recognize interest income until the cash is received and the loan returns to accrual status. Generally, a loan may be returned to accrual status when all delinquent principal and interest are brought current in accordance with the terms of the loan agreement and the borrower has met certain performance criteria.

Receivables

The Company outsources the servicing of loans to third parties (the “Servicers”). Servicers collect interest income, fees and principal payoffs from borrowers and then remit payments to the Company per the contractual terms of the servicing agreements. Funds received by the Servicers, but not yet paid to the Company, are included in receivables on the accompanying consolidated balance sheets. The Company also has unpaid interest due from borrowers based on the contractual terms of the loan included in receivables on the accompanying consolidated balance sheets.

Real Estate Owned (REO) Assets

REO assets acquired through foreclosure are recorded at fair value as of the date of foreclosure, typically using broker opinions of value or third-party appraisals of the underlying collateral. REO assets that are available for sale in their current condition and for which it is probable that a sale will occur within twelve months of the foreclosure date are classified as “held for sale.” Subsequent to the foreclosure date, assets held for sale are carried at the lower of carrying value or fair value less estimated costs to sell, with decreases in estimated fair value included as a component of losses on real estate owned on the consolidated statement of operations.

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2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

If the Company intends to hold REO for more than twelve months, the asset is classified as “held for use” and the initial basis is allocated to the various components (principally land and building) based upon relative fair value. Held for use REO assets are subsequently carried at historical cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the REO assets, which is typically 40 years for buildings. Depreciation expense is included in general and administrative expense on the consolidated statement of operations.

Carrying costs incurred after the acquisition of REO, including property taxes and insurance, are expensed as incurred.

During the nine months ended September 30, 2019, the Company did not foreclose on any properties and did not have REO assets as of September 30, 2019. During the nine months ended September 30, 2018, the Company foreclosed on 26 properties with an estimated fair value of $2.4 million based upon broker opinions of value and other market data. The properties were subsequently sold for amounts that approximated their fair values at foreclosure. The Company had no REO assets as of September 30, 2018.

Transfers of Financial Assets

Sale accounting for transfers of financial assets is limited to the transfer of an entire financial asset, a group of financial assets in their entirety, or if a component of the financial asset is transferred, when the component meets the definition of a participating interest.

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. If the Company has any continuing involvement, rights or obligations with the transferred financial asset (outside of standard representations and warranties), sale accounting would require that the transfer meets the following sale conditions: (i) the transferred asset has been legally isolated; (ii) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred asset; and (iii) the Company does not maintain effective control over the transferred asset through an agreement that provides for (a) both an entitlement and an obligation by the Company to repurchase or redeem the asset before its maturity, (b) the unilateral ability by the Company to reclaim the asset and a more than trivial benefit attributable to that ability, or (c) the transferee requiring the Company to repurchase the asset at a price so favorable to the transferee that it is probable the repurchase will occur.

If the criteria for sale accounting are met, the transferred financial asset is removed from the balance sheet and a net gain or loss is recognized upon sale, taking into account any retained interests. Transfers of financial assets that do not meet the criteria for sale are accounted for as financing transactions.

Fair Value Measurement

GAAP establishes a hierarchy for inputs used in measuring fair value which prioritizes such inputs based upon market observability, which are as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level 3—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

In instances where the determination of fair value is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

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2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Under federal and state income tax rules, limited liability companies are generally not subject to income tax. Accordingly, no provision for income taxes is included in the accompanying consolidated financial statements. Income or loss is includable in the income tax return of the Member. The Company periodically evaluates its tax positions, including its status as a pass-through entity, to evaluate whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. As of September 30, 2019 and December 31, 2018, the Company had not established a liability for uncertain tax positions.

Recent Accounting Updates

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which amended the existing accounting standards for revenue recognition. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The Company adopted the new revenue recognition guidance, which applies to its fee income, effective January 1, 2019 using the modified retrospective approach. Since the timing and pattern of revenue recognition for the Company’s fee income under the new standard is similar to legacy GAAP, the adoption of the new standard did not result in a cumulative effect adjustment within the consolidated statements of equity and the application of the new standard did not have a material effect on the Company’s results of operations for the nine months ended September 30, 2019.

Financial Instruments

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. Changes to the current GAAP model primarily affect the accounting for equity investments (other than those accounted for using the equity method of accounting), financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The accounting for other financial instruments, such as loans, investments in debt securities, and financial liabilities is largely unchanged. The adoption of this new standard, effective January 1, 2019, did not have a material impact on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 significantly changes the way impairment of financial instruments is recognized by requiring immediate recognition of estimated credit losses expected to occur over the remaining life of financial instruments. The main provisions of ASU 2016-13 include (1) replacing the “incurred loss” approach under current GAAP with an “expected loss” model for instruments measured at amortized cost, (2) requiring entities to record an allowance for available-for-sale debt securities rather than reduce the carrying amount of the investments, as required by the other-than-temporary-impairment model under current GAAP, and (3) a simplified accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019, although early adoption is permitted. The Company is currently assessing the impact of adoption of ASU 2016-13.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash, which requires that cash and cash equivalent balances in the statement of cash flows include restricted cash and restricted cash equivalent amounts, and therefore, changes in restricted cash and restricted cash equivalents be presented in the statement of cash flows. This eliminates the presentation of transfers between cash and cash equivalents with restricted cash and restricted cash equivalents in the statement of cash flows. When cash, cash equivalents, restricted cash and restricted cash equivalents are presented in more than one line item on the balance sheet, this ASU requires disclosure of a reconciliation between the totals in the statement of cash flows and the related captions in the balance sheet. The guidance also requires disclosure of the nature of restricted cash and restricted cash equivalents, similar to existing requirements under Regulation S-X; however, it does not define restricted cash and restricted cash equivalents. The Company adopted this guidance effective January 1, 2018.

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3.	SIGNIFICANT RISKS AND UNCERTAINTIES

The Company’s earnings are dependent on its ability to collect principal and interest as they come due. When loans become nonperforming or their ultimate collection is in doubt, income is adversely affected. The Company’s ability to sustain profitability will depend significantly on the management of the credit quality of the loan portfolio.

Risk management is a significant component of a Company’s strategy to deliver consistent risk-adjusted returns. Management closely monitors the Company’s portfolio and actively manages risks associated with, among other things, the Company’s assets and interest rates. In addition, management periodically reviews policies with respect to risk assessment and risk management, including key risks to which the Company is subjected, including credit risk, liquidity risk, interest rate risk, concentration risk and market risk. Management then implements steps to monitor and control such risks.

Market Risk. Market risk is the potential adverse changes in the values of the financial instruments due to unfavorable changes in the level or volatility of interest rates, foreign currency exchange rates, or other factors.

Credit Risk. The Company is subjected to credit risk which pertains to the ability and willingness of the borrowers to pay, which is assessed before credit is renewed and periodically reviewed throughout the loan term. Management believes that loan credit quality is primarily determined by the borrowers' credit profiles and loan characteristics. Nevertheless, unanticipated credit losses could occur which could adversely impact operating results.

Interest Rate Risk. Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the Company’s control. In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to the Company which could materially and adversely affect the financial condition, liquidity and results of operations.

Concentration Risk. Concentration of credit risk arises when a number of customers are engaged in similar business activities or activities in the same geographic region, or when they have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions. As of September 30, 2019 and December 31, 2018, substantially all the Company’s loan portfolio was collateralized by single family residential properties. As of September 30, 2019, the Company had geographic concentration of loans in Texas of 29% and no other individual state was greater than 10%.

Liquidity Risk. Liquidity risk arises in the investments and the general financing of investing activities. It includes the risk of not being able to liquidate positions in a timely manner at a reasonable price, in addition to potential increase in collateral requirements during times of heightened market volatility. If the Company was forced to dispose of an illiquid investment at an inopportune time, management may be forced to do so at a substantial discount to the market value, resulting in a realized loss.

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4.	LOANS HELD FOR INVESTMENT

Loans held for investment are predominantly fixed-rate term loans with an original maturity of 5 or 10 years, secured by first mortgages on single family residential properties.

At September 30, 2019, the Company had 153 loans held for investment with an unpaid principal balance of $378 million and a fair value or $376 million. At September 30, 2019, the loans held for investment had a weighted average maturity of 3.3 years and a weighted average coupon of 5.79%. At December 31, 2018, the Company had 181 loans held for investment with an unpaid principal balance of $458 million and a fair value or $453 million. At December 31, 2018, the loans held for investment had a weighted average maturity of 3.6 years and a weighted average coupon of 5.74%.

At September 30, 2019, the Company had nonperforming or nonaccrual loans of $8 million (unpaid principal balance) with a fair value of $7 million. At December 31, 2018, the Company had nonperforming or nonaccrual loans of $12 million (unpaid principal balance) with a fair value of $11 million

5.	DEBT

Secured Notes

As of September 30, 2019, the Company had completed three securitizations backed by single-family residential term loans made to multiple borrowers. The secured notes issued from each of the securitizations consisted of the following:

	September 30, 2019
(In thousands)	Unpaid Principal Balance	Fair Value	Weighted Average Maturity in Years	Blended Rate	Number of Tranches
Security 2015-1	$91,947	$91,894	3.2	4.45%	6
Security 2016-1	110,190	110,015	2.5	4.05%	6
Security 2016-2	130,643	130,449	2.7	3.18%	5
Total	$332,780	$332,358	2.8	3.82%	17

	December 31, 2018
(In thousands)	Unpaid Principal Balance	Fair Value	Weighted Average Maturity in Years	Blended Rate	Number of Tranches
Security 2015-1	$126,887	$126,789	3.6	4.02%	6
Security 2016-1	140,160	137,223	2.9	3.73%	6
Security 2016-2	145,945	142,825	3.3	3.11%	5
Total	$412,992	$406,837	3.3	3.60%	17

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6.	FAIR VALUE MEASUREMENTS

Considerable judgment may be necessary to interpret market data and develop estimated fair value. The use of different assumptions or methodologies could have a material effect on the estimated fair value amounts.

Financial Instruments Reported at Fair Value

The Company has elected the fair value option for loans held for investment and related securitization debt of consolidated VIEs. The following table presents the estimated fair values of the Company’s financial instruments reported at fair value, aggregated by the level in the fair value hierarchy:

	Fair Value Measurement Using
(In thousands)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value	Principal Value
September 30, 2019
Assets
Loans held for investment	$—	$—	$376,190	$376,190	$377,661
Liabilities
Secured notes	$—	$—	$332,358	$332,358	$332,780

December 31, 2018
Assets
Loans held for investment	$—	$—	$453,171	$453,171	$457,966
Liabilities
Secured notes	$—	$—	$406,837	$406,837	$412,992

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6.	FAIR VALUE MEASUREMENTS (CONTINUED)

Activity in loans held for investment, at fair value, for the nine months ended September 30, 2019 and 2018 is summarized below:

(In thousands)
Balances at December 31, 2017	$624,650
Principal repayments	(80,061)
Changes in fair value	(4,708)
Transfer to REO	(2,429)
Balances at September 30, 2018	$537,452

Balances at December 31, 2018	$453,171
Principal repayments	(80,148)
Changes in fair value	3,167
Transfer to REO	-
Balances at September 30, 2019	$376,190

Activity in secured notes, at fair value, for the nine months ended September 30, 2019 and 2018 is summarized below:

(In thousands)
Balances at December 31, 2017	$569,464
Principal repayments	(84,932)
Changes in fair value	3,863
Balances at September 30, 2018	$488,395

Balances at December 31, 2018	$406,837
Principal repayments	(80,212)
Changes in fair value	5,733
Balances at September 30, 2019	$332,358

The Company estimates the fair value of financial instruments on a monthly basis.

The Company’s retained interests in the securitization vehicles are valued using monthly quotes obtained from broker dealers. The Company seeks to obtain quotes from at least two brokers. In cases where broker quotes are not reflective of fair value, a secondary broker quote is unavailable, or no broker quotes are available, a comparison value made up of quotes for similar securities or discounted cash flow analysis may be used. Such investments are classified as Level 3 when the quoted prices are indicative in nature for securities that are in an illiquid market, are for similar securities, or require adjustment for investment-specific factors or restrictions. The Company evaluates the dealer quotes based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonable.

The Company’s secured notes held by the consolidated securitization vehicles are valued using quotes obtained from broker dealers. In cases where broker quotes are not reflective of fair value, a secondary broker quote is unavailable, or no broker quotes are available, a comparison value made up of quotes for similar securities may be used.

The Company’s loans held for investment held by consolidated securitization vehicles are measured based on the more observable fair value of the related secured notes. Accordingly, the loans held for investment of the consolidated securitization vehicles are measured as the sum of (i) the fair value of the related secured notes plus (ii) the fair value of the beneficial interests retained by the Company, in accordance with the measurement alternative for consolidated collateralized financing vehicles under ASC 810.

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6.	FAIR VALUE MEASUREMENTS (CONTINUED)

Financial Instruments Reported at Historical Cost

The carrying values of receivables, other assets, accounts payable, accrued expenses and other liabilities approximate their fair values due to their short-term nature.

7.	MEMBERS’ EQUITY

Contributions and distributions to the members are made in accordance with their percentage interests, which are equal to each member’s aggregate capital contributions to the Company, divided by the aggregate amount of all capital contributions of all members to the Company.

During the nine months ended September 30, 2019, the Company received no contributions from its members and made $8.7 million of distributions to its members. During the nine months ended September 30, 2018, the Company received no contributions from its members and made $13.1 million of distributions to its members.

8.	RELATED PARTY TRANSACTIONS

The Company has entered into a management and advisory services agreement with CAFL pursuant to which CAFL provides day-to-day management of the Company’s operations and those of its subsidiaries.

The Company accrued $1.0 million in reimbursements to CAFL for its allocable share of these services for the nine month period ended September 30, 2019, of which $220,000 was due to CAFL as of September 30, 2019. The Company paid $3.5 million in reimbursements to CAFL for its allocable share of these services for the nine month period ended September 30, 2018, of which $287,000 was due to CAFL as of September 30, 2018. Reimbursements payable to CAFL are presented as management fees in the accompanying consolidated statement of operations.

9.	COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may be involved in litigation which may result in legal costs and liability that could have a material effect on the Company’s financial position and results of operations. At September 30, 2019, the Company was not subject to any pending litigation or other regulatory actions that either individually or in the aggregate would have a material effect on the consolidated financial statements.

10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 23, 2019, the date these financial statements were available to be issued.

On October 14, 2019, Redwood Trust, Inc. and RWT Holdings, Inc., a wholly-owned subsidiary (“Redwood”), entered into an equity interests purchase agreement with CF CoreVest Parent I LLC, CF CoreVest Parent II LLC and CoreVest Management Partners LLC (collectively, the “Sellers”), and members of the CoreVest management team, pursuant to which Redwood acquired a 100% equity interest in CF CoreVest Holdings I LLC, CF CoreVest Holdings II LLC and several of its affiliates (“CoreVest”), including the promote interests in CF CoreVest UST Asset Investor I LLC and CF CoreVest UB Asset Investor II LLC. The acquisition included CoreVest’s operating platform and a portfolio of business purpose loans and securities. The estimated aggregate consideration for CoreVest is approximately $492 million, subject to a customary post-closing reconciliation, including a net book value adjustment. The consideration consisted of $482 million, payable in cash, and approximately $10 million of Redwood shares issued to the CoreVest management team. The transaction closed on October 15, 2019.

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